CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As  independent  public  accountants  we  hereby  consent  to the  use  in  this
Post-Effective Amendment No.13 of our report dated December 27, 2001 and to all references to our Firm included in or made a part of this Post-Effective Amendment.

/s/ ARTHUR ANDERSEN LLP

Cincinnati, Ohio
March 28, 2002